 CUSIP No. 161726104                  13-G                   Page 8  of  9 Pages


                            EXHIBIT 1 TO SCHEDULE 13G
               ---------------------------------------------------


                                FEBRUARY 10, 1999
               ---------------------------------------------------


               MORGAN  STANLEY DEAN WITTER & CO. and MORGAN  STANLEY DEAN WITTER

               INVESTMENT    MANAGEMENT   INC.   hereby   agree   that,   unless

               differentiated,  this  Schedule 13G is filed on behalf of each of the parties.

            MORGAN STANLEY DEAN WITTER & CO.

            BY: /s/ Bruce Bromberg
            --------------------------------------------------------------------
            Bruce Bromberg / Vice President Morgan Stanley & Co. Incorporated

            MORGAN STANLEY DEAN WITTER INVESTMENT MANAGEMENT INC.

            BY: /s/ Donald P. Ryan
            --------------------------------------------------------------------
            Donald P. Ryan / Principal Morgan Stanley Dean Witter Investment
                             Management Inc.


* Attention. Intentional misstatements or omissions of fact constitute federal criminal violations (see 18 U.S.C. 1001).